EXHIBIT 21







                         State of Subsidiary



                            Incorporation



                       THE QUAKER OATS COMPANY





             ACTIVE DOMESTIC SUBSIDIARIES AS OF 12/31/96



Subsidiary                                        State of Incorporation

Ardmore Farms, Inc.                               Pennsylvania
Arnie's Bagelicious Bagels, Inc.                  Delaware
Continental Coffee Products Company               Delaware
The Gatorade Company                              Delaware
Gatorade Puerto Rico Company                      Delaware
Golden Grain Company                              California
Grocery International Holdings, Inc.              Delaware
Liqui-Dri Foods, Inc.                             Kentucky
Mr. Natural, Inc.                                 Delaware
Pacific Snapple Distributors, Inc.                California
QO Coffee Holdings, Inc.                          Delaware
Quaker Custom Foods, Inc.                         Delaware
Quaker Food Service Holdings Pte. Ltd.            Delaware
Quaker Latin America, Inc.                        Delaware
Quaker Oats Asia, Inc.                            Delaware
Quaker Oats Europe, Inc.                          Illinois
Quaker Oats Holdings, Inc.                        Delaware
Quaker Oats Music, Inc.                           Delaware
Quaker Oats Phillipines, Inc.                     Delaware
Quaker South Africa, Inc.                         Delaware
Richardson Foods Corporation                      New York
Snapple Beverage Corp.                            Delaware
Snapple Caribbean Corp.                           Delaware
Snapple Finance Corp.                             Delaware
Snapple International Corp.                       Delaware
Snapple Worldwide Corp.                           Delaware
Southwest Snapple Corp.                           Delaware
Southwest Snapple Holdings Corp.                  Delaware
Stokely-Van Camp, Inc.                            Indiana



             ACTIVE FOREIGN SUBSIDIARIES AS OF 12/31/96

Subsidiary                                           Country

Elaboradora Argentina de Cereales, S.A.              Argentina

Quaker Oats Australia, Pty. Ltd.                     Australia

The Gatorade Company of Australia Pty. Ltd.          Australia

Quaker Oats Foreign Sales Corporation                Barbados

QUIC Ltd.                                            Bermuda

Quaker Brasil, Ltda.                                 Brazil

The Quaker Oats Company of Canada Limited            Canada

Beverages Gatorade (Chile) Ltda                      Chile

Productos Quaker, S.A.                               Colombia

Quaker Oats Limited                                  England

Quaker Trading Limited                               England

The Quaker Beverages GmbH                            Germany

Quaker Beverages Italia, S.p.A.                      Italy

Quaker Oats Japan, Ltd.                              Japan

Quaker Products (Malaysia) Sdn. Bhd                  Malaysia

Quaker de Mexico, S.A. de C.V.                       Mexico

Productos Quaker de Mexico S.A. de C.V.              Mexico

Quaker Oats B.V.                                     The Netherlands

QO Puerto Rico, Inc.                                 Puerto Rico

Quaker Bebidas, S.A.                                 Spain

Productos Quaker, C.A.                               Venezuela


                           DOMESTIC PARTNERSHIPS

Rhode Island Beverage Corp., GP     Snapple Beverage Corp.        50%
                                    Jeffrey A. Honickman, and
                                    Jeffrey A. Honickman Trustee  50%

Select Beverages, Inc.              Snapple Beverage Corp.        20.0%
                                    T.H. Lee and Affiliates       70.1%
                                    Kemmerer Group                 5.0%
                                    Select Management              4.9%

                     DOMESTIC LIMITED PARTNERSHIPS

Rhode Island Beverage               Snapple Beverage Corp.        49.5%
Packing Company L.P.                Honickman Trust               49.5%
                                    Rhode Island Beverage Corp.    1.0%

                        DOMESTIC JOINT VENTURES

Rhone Poulenc                       The Quaker Oats Company       50%
                                    Rhone Poulenc                 50%

Uni-Quaker Ltd. South Africa        Quaker South Africa, Inc.     50%
                                    Unimil Pty. Ltd.              50%


                        FOREIGN JOINT VENTURES

Guangzhou Quaker Oats Food and      The Quaker Oats Company       90%
Beverage Co. Ltd.                   Stokely-VanCamp, Inc.         10%

P.T. Gatorade Indonesia             The Quaker Oats Company       90%
                                    P.T. Gatorade Indonesia       10%

Shanghai Guan Sheng Yuan Quaker     The Quaker Oats Company       70%
Oats Co. Ltd.                       Shanghai Guan Sheng Yuan
                                    Quaker Oats Co., Ltd.         30%

Shanghai Quaker Oats Beverages Co.  The Quaker Oats Company       80%
Ltd.                                Shanghai Quaker Oats
                                    Beverages Co. Ltd.            20%

Quaker Cremica Foods Pte. Ltd.      Quaker Food Service Holdings
                                    Pte. Ltd.                     50%
                                    Quaker Cremica Foods Pte.
                                    Ltd.                          50%